                                                                    Exhibit 4.15

          AMENDMENT No. 1, dated as of January 25, 1999, to the Indenture, dated as of September 30, 1998 (the "Junior Indenture"), among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), Management Solutions, Inc., a Colorado corporation, Tokheim Equipment Corporation, a Delaware corporation, Tokheim RPS, LLC, a Delaware corporation, Sunbelt Hose & Petroleum Equipment, Inc., a Georgia corporation, Envirotronic Systems, Inc., an Indiana corporation, Gasboy International, Inc., a Pennsylvania corporation, Tokheim Automation Corporation, a Texas corporation, Tokheim Investment Corp., a Texas corporation, as guarantors (collectively, the "Initial Guarantors"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation (the "Trustee").

          The parties desire to amend the Junior Indenture as set forth herein to cure certain ambiguities, defects or inconsistencies and to make other changes that do not adversely affect the legal rights under the Junior Indenture of any Holder. Defined terms used in this Amendment No. 1 that are not otherwise defined herein shall have the meanings ascribed to such terms in the Junior Indenture.

          Section 1. Clause (iv) of the definition of Permitted Investments is hereby amended to read in its entirety as follows:

          (iv) loans and advances totaling up to $5.0 million in the aggregate
          (A) in the ordinary course of business for bona fide business purposes or (B) to purchase the Company's Capital Stock;

          Section 2. Clause (viii) of the definition of Permitted Investments is hereby amended to read in its entirety as follows:

          (viii)  Investments existing on October 1,1998;

          Section 3. The definition of Guarantor Senior Debt is hereby amended by adding the word "and" immediately preceding clause (vii) thereof and by deleting clause (viii) thereof.

          Section 4. The definition of Senor Debt is hereby amended by adding the word "and" immediately preceding clause (vii) thereof and by deleting clause
(viii) thereof.

          Section 5. The definition for Traits is hereby amended to read in its entirety as follows:

          "Traits" means "traites" (as customarily used in French commerce) or accounts receivable or invoices sold without recourse.

          Section 6. Section 4.05(b) is hereby amended to read in its entirety as follows:

               (b) The restrictions set forth in Section 4.05(a) shall not apply to: (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ii) transactions exclusively between or among the Company and any of its Wholly Owned Subsidiaries or exclusively between or among such Wholly Owned Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) Restricted Payments permitted by the Indenture; (iv) transactions permitted by, and complying with, the provisions of Article V; (v) transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (vi) any management agreement as in effect as of the Issue Date or any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date and any similar agreements entered into after the Issue Date; and (vii) intercompany loans from the Company or any Subsidiary to any of the Company's Subsidiaries, provided such loans are otherwise in compliance with the terms of the Indenture.

          Section 7.
          ----------

          (a) Except as otherwise expressly provided herein, the terms and provisions of the Junior Indenture remain unchanged and in full force and effect.

          (b) This Amendment No. 1 shall be construed as supplemental to the Junior Indenture and shall form a part thereof.

          (c) This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of New York.

          (d)  The parties may sign any number of copies of this Amendment No.
1. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed as of the date first written above.


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

                         TOKHEIM CORPORATION


                         By:/s/ John A. Negovetich
                            ----------------------
                              Name:
                              Title:

                         MANAGEMENT SOLUTIONS, INC.


                         By:/s/ John A. Negovetich
                            ----------------------
                              Name:
                              Title:

                         TOKHEIM EQUIPMENT CORPORATION



                         By:/s/ John A. Negovetich
                            ----------------------
                              Name:
                              Title:

                         TOKHEIM RPS, LLC



                         By:/s/ John A. Negovetich
                            ----------------------
                              Name:
                              Title:

                         ENVIROTRONIC SYSTEMS, INC.



                         By:/s/ John A. Negovetich
                            ----------------------
                              Name:
                              Title:

                         SUNBELT HOSE & PETROLEUM EQUIPMENT INC.



                         By:/s/ John A. Negovetich
                            ----------------------
                              Name:
                              Title:


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

                         GASBOY INTERNATIONAL, INC.



                         By:/s/ John A. Negovetich
                            ----------------------
                              Name:
                              Title:

                         TOKHEIM AUTOMATION CORPORATION



                         By:/s/ John A. Negovetich
                            ----------------------
                              Name:
                              Title:

                         TOKHEIM INVESTMENT CORP.



                         By:/s/ John A. Negovetich
                            ----------------------
                              Name:
                              Title:

                         HARRIS TRUST AND SAVINGS BANK, as Trustee



                         By:/s/  J. Bartolini
                            -----------------
                              Name:  J. Bartolini
                              Title: Vice President


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